EXHIBIT 15.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File numbers 333-33094, 333-65968, 333-97249, 333-103768 and 333-107727) and Form F-3 (File number 333-135407) of National Grid plc of our report dated May 13, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
London, UK
June 16, 2009